PROPERTY LEASE AGREEMENT

(ENGLISH TRANSLATION)

LESSOR:  JIAO LIMING

LESSEE:  ZHONGSHAN CITY WEIHE APPLIANCES CO., LTD

Pursuant to the law, that Lessor hereby leases to Lessee, and Lessee leases from Lessor, subject to the terms and conditions herein set forth, the following:

Address: 1 Jinhuazhong Rd., Shanglang Town, Zhongshan, China

All of which are included in the term “Property” as used herein.

1. Property Lease

Lessor hereby leases to Lessee said Property for the purpose of manufacturing. If the lessee is willing to change the function of the property, it should get the agreement in writing from the lessor and pay all the government taxes, fees, assessments related to the function transfer. The lessee should safely keep and carefully use the Property.

2. Lease Term

The term of this lease is 3 years, beginning July 1, 2009 to June 30, 2012.  Lessee shall return and deliver, at the expiration of the term herein granted, the whole of said Property to the Lessor in as good condition as the same is, reasonable wear and tear excepted. If the lessee is willing to renew the lease, it should submit the application 6 months ahead of the said lease expiration date. Lessee has the priority over others to lease the Property if the lease term remains the same.

3.  Property Delivery

Start from the activation date of this lease agreement, the lessor should deliver the property to the lessee and the Lessee accepts the Property in its present condition.

4.  Fee

Plant:  16,216.57 square meters*$8 RMB/month =$129,732.56 RMB

Office Building: 622.05 square meters * $10 RMB/month=$6,220.50 RMB

Warehouse: 24,227.90 square meters * $4 RMB/month=$96.911.60 RMB

Total Monthly Fee:  $232,864.66 RMB/month

The rental fee will be cut to half of the regular monthly rental fee, which is $116,432.33 per month in the first three months.

5. Payment.

The lease fee should be paid at the end of each month.

6. During the lease period, if the lessor attempts to sell all or part of the said property, the current lessor should keep the new lessor follow all the terms of this lease agreement. And the lessee should have priority rights to buy the said property under the same offer terms.

7. During the term of this lease and until return and delivery of the Property Lessor the Lessee shall maintain it in its present condition, reasonable wear and tear occurring despite standards of good maintenance of Property excepted, and shall repair at his own expense any damages to said Property caused by operation or use by lessee or by others during the term of this lease and until delivery of the Property to Lessor.

8. The lessee should follow the fire control terms of P.R.C and cooperate with the lessor to improve the fire control system. Otherwise, the lessee is responsible all the damage caused by fire related events.

9. Renovation terms.

The Lessee shall not make any renovation, alteration to the Property without obtaining the Lessor’s prior written consent and is required to report and submit the renovation application to related government departments.  The costs of alteration and renovation are borne by the Lessee and the Lessee has no right to claim the ownership of the alteration and renovation or to require Lessor to subsidize.

10. During the lease period, the Lessee cannot terminate the lease without obtaining Lessor’s written approval.  The Lessee shall provide written notification to the Lessor two month ahead before it terminates the lease.

11. Lease Expiration.

If the Lessee does not renew the lease upon the expiration date, it shall, upon termination of this Agreement, vacate and return the Property in the same condition that it was received, less reasonable wear and tear, and other damages beyond the Lessee’s control. This term is accepted subject to the unusual, unavoidable condition such as strike, fires, or cause beyond our control, under which both sides have no obligation to this lease.

12. Compliance with Law.

Lessee shall comply with all laws, orders, ordinances and other public requirements now or hereafter pertaining to lessee's use of the Leased Premises. Landlord shall comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the Leased Premises. All conflicts and disagreements between the lessee and lessor should be settled by Zhongshan City Arbitration Comission.

13. Any alternations to this Agreement shall be in writing and signed by all parties. We, the undersigned, agree to this Lease:

LESSOR	LESSEE

Signature/Seal	Signature/Seal

Jiao Liming	Zhongshan City Weihe Appliances, Co., Ltd.

Date: July 24, 2009	Date: July 24, 2009